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                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on:
a) Forms S-8 No. 333-49646, No. 33-41527, No. 33-55446, No. 33-55448, No.
33-78848, No. 33-78844, No. 333-44763, No. 333-44765, No. 333-13007, No.
33-78834, No. 33-95270, No. 333-13015, No. 333-76601, No. 333-89271, No.
333-75829; and b) Forms S-3 No. 333-42792, No. 333-35434, No. 333-63615, and No.
333-00118 of NTL Incorporated (the "Company") and in the related Prospectuses of our report dated March 2, 2001, with respect to the consolidated financial statements and schedules of the Company included in this Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                            /s/Ernst & Young LLP



New York, New York
March 28, 2000